Exhibit 99.2

CONTENTS

Page
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET –
As of September 30, 2010	1

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS –
For the nine months ended September 30, 2010	2

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS	3

POLE PERFECT STUDIOS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE ENTERPRISE)

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2010

ASSETS	HISTORICAL		PRO FORMA ADJUSTMENTS		PRO FORMA CONSOLIDATED
	POLE PERFECT	TORCHLIGHT
Current assets:
Cash	$973	$427,481	$(270,000)	(A)	$157,481
			(973)	(C)
Prepaid expenses	145	1,000	-		1,145
Total current assets	1,118	428,481	(270,973)		158,626

Investment in oil and gas properties - unevaluated	-	868,600	-		868,600

TOTAL ASSETS	$1,118	1,297,081	$(270,973)		$1,027,226

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,009	$24,472	$(1,009)	(C)	$24,472
Related party payables	2,200	-	(2,200)	(C)	-
Total current liabilities	3,209	24,472	(3,209)		24,472

Commitments and contingencies	-	-			-

Stockholders' equity
Common stock	4,302	11,445	(3,600)	(A)	3,063
			(11,445)	(B)
			2,361	(B)
Additional paid-in capital	64,995	1,443,056	(266,400)	(A)	1,181,583
			9,084	(B)
			(71,388)	(B)
			2,236	(C)
Subscriptions receivable	-	(51,029)	-		(51,029)
Deficit accumulated during the development stage	(71,388)	(130,863)	71,388	(B)	(130,863)
Total equity	(2,091)	1,272,609	(267,764)		1,002,754

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,118	$1,297,081	$(270,973)		$1,027,226

See notes to pro forma consolidated financial statements.

POLE PERFECT STUDIOS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE ENTERPRISE)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

	HISTORICAL		PRO FORMA ADJUSTMENTS	PRO FORMA CONSOLIDATED
	POLE PERFECT	TORCHLIGHT

Revenue	$-	$-	$-	$-

Cost of revenue	-	-	-	-

Gross profit	-	-	-	-

Operating expenses:
Professional fees	6,917	-	-	6,917
General and administrative expense	8,973	130,863	-	139,836
Total operating expenses	15,890	130,863	-	139,836

Other expenses
Interest expense	9	-	-	9

Net loss before taxes	(15,899)	(130,863)	-	(146,762)

Provision for income taxes	-	-	-	-

NET LOSS	$(15,899)	$(130,863)	$-	$(146,762)

Net Loss Per Share, Basic and Diluted	$(0.00)	$(0.03)		$(0.05)

Weighted Average Number of Common Shares Outstanding	4,329,439	3,814,834		3,062,855

See notes to pro forma consolidated financial statements.

POLE PERFECT STUDIOS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.

BASIS OF PRESENTATION

On November 23, 2010, Pole Perfect Studios, Inc. (A Development Stage Enterprise) (the “Company” or “Pole Perfect”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Tammy Skalko, an executive officer, director and major stockholder of the Company, James Beshara, a director and major stockholder of the Company, Harry Stone II, a major stockholder of the Company, Torchlight Energy, Inc. (An Exploration Stage Company), a Nevada corporation ("Torchlight"), and the persons owning 100% of the outstanding capital stock of Torchlight (the “Torchlight Stockholders”).

The Exchange Agreement closed on November 23, 2010.  At closing, the Torchlight Stockholders transferred 9,444,501 shares of common stock, representing 100% of the common stock of Torchlight, to the Company in exchange for an aggregate of 2,361,125 shares of newly issued common stock of the Company.  Also at closing of the Exchange Agreement, Ms. Skalko, Mr. Beshara and Mr. Stone transferred to the Company an aggregate of 3,600,000 shares of common stock of the Company for cancellation in exchange for an aggregate consideration of $270,000.  As a result of these transactions, the Company had 3,062,855 shares of common stock issued and outstanding.  The 2,361,125 shares issued by the Torchlight Stockholders at closing represent 77.1% of the voting securities of the Company.

As a result of the transactions effected by the Exchange Agreement, at closing (i) Torchlight became a wholly-owned subsidiary of the Company, (ii) the Company abandoned all of its previous business plans within the health and fitness industries, including opening and operating dance studios, and (iii) the business of Torchlight became the Company’s sole business.  Torchlight is an exploration stage energy company engaged in the acquisition, exploration and/or development of oil and natural gas properties in the United States.

The unaudited pro forma consolidated financial statements are based upon and should be read in conjunction with Pole Perfect’s unaudited financial statements as of and for the nine months ended September 30, 2010, and the audited historical financial statements of Torchlight as of September 30, 2010 and for the period from June 25, 2010 (inception) through September 30, 2010. The unaudited pro forma consolidated balance sheet is presented as if the acquisition had occurred on June 25, 2010. The unaudited pro forma consolidated statement of operations is presented as of the transaction had occurred on January 1, 2010.

The unaudited pro forma consolidated financial statements and notes thereto contain forward-looking statements that involve risks and uncertainties. Therefore, the Company’s actual results may vary materially from those discussed herein. The unaudited pro forma consolidated financial statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company’s future results.

2.

ACCOUNTING TREATMENT APPLIED AS A RESULT OF THIS TRANSACTION

This transaction is being accounted for as a reverse acquisition and recapitalization. Torchlight’s the acquirer for accounting purposes. Pole Perfect’s the issuer. Accordingly, Torchlight’s historical financial statements for the period prior to the acquisition became those of the legal acquirer retroactively restated for the equivalent number of shares received in the transaction. The deficit accumulated during the exploration stage by Torchlight is carried forward after the acquisition. Earnings per share for the period prior to the transaction are restated to reflect the equivalent number of shares outstanding.

3.

PRO FORMA ADJUSTMENTS

The pro forma Consolidated Financial Statements give effect to the following:

(A) To reflect the surrender of 3,600,000 shares by shareholders of Pole Perfect Studios, Inc. as of November 23, 2010 for aggregate consideration of $270,000. Such shares were cancelled and returned to the authorized but unissued shares of Pole Perfect Studios, Inc.

(B) To reflect results of the Exchange Agreement whereby the Torchlight Shareholders exchanged 100% of the issued and outstanding shares of Torchlight Energy, Inc. for 2,361,125 shares of Common Stock of Pole Perfect Studios, Inc.

(C) To reflect the pro forma effect of closing adjustments.

POLE PERFECT STUDIOS, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

4.

WEIGHTED AVERAGE SHARES OUTSTANDING

Pro forma shares of Common Stock outstanding assuming the transaction occurred as of September 30, 2010:

Pole Perfect Studios, Inc. shares outstanding	4,301,730
Cancellation of shares	(3,600,000)
Shares issued in reverse merger transaction	2,361,125
Pro forma shares outstanding	3,062,855

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